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                                                                    EXHIBIT 10.9

                                  Unitrin, Inc.


                    Non-Qualified Deferred Compensation Plan


                         Effective as of January 1, 2002

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             Unitrin, Inc. Non-Qualified Deferred Compensation Plan

                                Table of Contents

Section                                                  Page

1.    Purpose/Contact                                      1

2.    Eligibility                                          1

3.    Deferral Amount                                      2

4.    Deferral Agreement                                   2

5.    Set Aside of Funds                                   3

6.    Investment of Funds and Account Maintenance          4

7.    Vesting                                              5

8.    Distributions, Timing and Method of Payments         5

9.    Electing a Beneficiary                               5

10.   Applicable Taxes                                     6

11.   Miscellaneous                                        6

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                                  Unitrin, Inc.

                    Non-Qualified Deferred Compensation Plan

                         Effective as of January 1, 2002




                               1. Purpose/Contact

The purpose of the Unitrin, Inc. Non-Qualified Deferred Compensation Plan (the "Plan") is to provide an additional benefit to Outside Directors and Select Executives (collectively the "Participants") of Unitrin, Inc., a Delaware Corporation, or one of its Subsidiaries (the "Company"). Plan Participants are allowed the opportunity to elect to defer a portion of their Eligible Compensation to some future period. This Plan is intended to be an unfunded Top Hat Plan exempt from all provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

The Plan Administrator is the Compensation Committee of the Unitrin, Inc. Board of Directors (the "Committee"). The Committee has complete authority to interpret and administer this Plan. The Committee's responsibilities and obligations may be delegated as deemed necessary by the Committee from time to time. If, after reading the Plan, Participants have questions about the Plan, such questions should be directed to the designated contact at Unitrin, Inc.

                                 2. Eligibility

Participation in the Plan is limited to (a) a select group of management of the Company, which is chosen annually by the Unitrin, Inc. Board of Directors (the "Board"), and (b) all Outside Directors of the Board who are automatically eligible to participate in the Plan. Eligible Participants shall be notified each calendar year (a "Plan Year") of their eligibility to participate in the Plan. Plan participation is subject to an annual election which must be made by an Eligible Participant as a condition for participating in the Plan. Participation will be solicited by the Plan Administrator approximately two months before the beginning of the next Plan Year, or, in the case of an Eligible Participant who first becomes eligible for participation in the Plan after the beginning of the Plan Year, prior to the performance of services related to his/her Eligible Compensation.

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                               3. Deferral Amount

Eligible Participants may elect to defer regular base salary, bonus compensation, and director fees ("Eligible Compensation") within certain limits described below. A separate election for each of these types of compensation must be made. Eligible Participants who are a select group of management may elect to defer up to 100% of their regular base salary in excess of the Internal Revenue Code Section 401(a)(17) limit (the "401(a)(17) Limit"). For this purpose regular base salary is the annual scheduled base salary, at the time of the election, excluding stock option income, severance pay, and income included in pay due to non-cash taxable fringe benefits. Eligible Participants who are a select group of management may also elect to defer up to 100% of their bonus compensation to the extent that bonus compensation plus non-deferred regular base salary (described above) is in excess of the 401(a)(17) Limit. For this purpose bonus compensation is limited to the annual formula and annual discretionary management bonuses earned in a given year and generally paid in the following year. Bonus compensation does not include other bonuses such as relocation bonus, hiring bonus, or other periodic bonuses. Outside Directors may elect to defer up to 100% of their director fees. The 401(a)(17) Limit is adjusted automatically by the Secretary of the Treasury for increases in the cost-of-living and is $200,000 for the 2002 Plan Year. Section 401(a)(17) of the Internal Revenue Code limits the amount of compensation which may be considered by a plan sponsor for purposes of determining benefits under a qualified retirement plan.

                             4. Deferral Agreement

The Plan Administrator shall provide each Eligible Participant with an Annual Deferral Agreement (the "Deferral Agreement"). The Deferral Agreement shall describe the requirements and limitations for an Eligible Participant's Deferrals, the timing of distributions, and the optional forms of payment.

Each Eligible Participant desiring to participate in the Plan for a given Plan Year shall enter into an irrevocable Deferral Agreement with the Company authorizing the deferral of all or part of the Participant's Eligible Compensation. Eligible employee Participants may make two elections during each annual enrollment period; one for regular periodic base salary to be earned and paid in the upcoming year, and one for bonus compensation as described in
Section 3 above which may be earned in the upcoming year and paid in the following year. Eligible Directors may make one election with respect to their Director fees.

Each Eligible Participant electing to defer Eligible Compensation pursuant to the Plan shall also specify at the time the Deferral Election is made the commencement date and method of payment with respect to the payout of all future benefits attributable to Deferrals for each Plan Year.

An Eligible Participant desiring to participate in the Plan must file with the Plan Administrator an initial Deferral Agreement and Payment Election not less than 30 days prior to the effective date of his/her Deferral Agreement. Such initial election shall be effective commencing with the first day of the Plan Year to which it applies, in the case of

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Participants who are eligible for the Plan before the beginning of such Plan
Year, and the first day of the first month following such filing, in the case of Participants who become eligible for the Plan after the beginning of the Plan Year. Thereafter, a Deferral Agreement and Payment Election must be filed at least 30 days prior to the beginning of the Plan Year to which it pertains and shall be effective on the first day of the Plan Year following the filing thereof.

In no event shall an Eligible Participant be permitted to defer Eligible Compensation for any period that has commenced prior to the date on which the Plan is effective or the date on which a Deferral Agreement is signed by the Participant and accepted by the Plan Administrator.

Upon receipt of a properly completed and executed Deferral Agreement, the Plan Administrator shall notify the appropriate payroll department of the Company to withhold that portion of the Participant's Eligible Compensation specified in the agreement. All amounts will be withheld ratably throughout the Plan Year except for any bonus amounts which will be withheld in a single lump sum. If the effective date of a Participant's deferral is not the first day of the Plan Year, the Participant shall be entitled to elect to defer a portion of his/her Eligible Compensation calculated as follows: Maximum Eligible Compensation shall equal the amount specified in the Deferral Agreement multiplied by a fraction, the numerator of which is the number of full calendar months in the Plan Year from and after the effective date of the deferral, and the denominator of which is 12. In no event will the Participant be permitted to defer more than the amount specified by this Plan.

                             5. Set Aside of Funds

Individual Participant deferrals of Eligible Compensation and additions thereon will be reflected in book entries maintained by or on behalf of Unitrin, Inc., as set forth in Section 6 of this Plan. The existence of such book entries shall not create a trust of any kind, or a fiduciary relationship between Unitrin, Inc., any third party record keeper and the Participant, his/her designated beneficiary, or other beneficiaries provided for under this Plan. The bookkeeping entries represent an unsecured obligation of Unitrin, Inc. to pay deferred Eligible Compensation to a Participant at a future date.

If Unitrin, Inc. so determines, in its sole discretion, payments to a Participant or his/her designated beneficiary or any other beneficiary hereunder may be made from assets held in a Rabbi Trust (the "Trust"). If Unitrin, Inc. determines to establish and fund such a Trust, the assets thereof shall remain, for all purposes, a part of the general, unrestricted assets of Unitrin, Inc. No person shall have any interest in such assets by virtue of the Plan. Unitrin, Inc.'s obligations hereunder shall be an unfunded and unsecured promise to pay money in the future. Any Participant having a right to receive payments pursuant to the provisions of this Plan shall have no greater rights than any unsecured general creditor of Unitrin, Inc. in the event of Unitrin, Inc.'s insolvency or bankruptcy, and no person shall have nor acquire any legal or equitable right, claim or interest in or to any property or assets of Unitrin, Inc.

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In no event will the assets accumulated in the Trust be construed as creating a funded plan under the applicable provisions of ERISA, or under the Internal Revenue Code of 1986, as amended, or under the provisions of any other applicable statute or regulation.

                 6. Investment of Funds and Account Maintenance

The Plan Administrator shall appoint a Plan record keeper which shall establish and maintain individual bookkeeping accounts on behalf of each Participant for purposes of determining each Participant's benefits under the Plan. Separate sub-accounts shall be established for each Participant with respect to each year's Deferral Agreement and for which a different form of payment or payment start date has been elected.

The plan record keeper shall adjust each Participant's account for amounts representing:

     (a)  Participant Deferrals,
     (b)  Hypothetical investment earnings/losses,
     (c)  Expenses, and
     (d)  Distributions paid to the Participant or beneficiaries.


Each Eligible Participant electing to defer Eligible Compensation pursuant to the Plan shall also specify at the time the Deferral Election is made, the hypothetical measure(s) of investment performance. The Participant's bookkeeping account shall be deemed to be invested in the hypothetical investment choice(s) made available from time to time by the Committee. Investment preferences selected by the Participant are used only to determine the value of a Participant's account and in no event is the Company required to follow these investment preferences for actual plan investments. A Participant's investment preference shall be communicated to the Plan Administrator by completion and delivery to the Plan Administrator of an Investment Preference Form. Participants shall indicate their initial investment preferences by filing an Investment Preference Form with the Plan Administrator prior to the date on which Deferrals commence under the terms of the Participant's Deferral Agreement. Once elected, investment preferences will be valid until revoked by filing a new Investment Preference Form. Participants shall have the opportunity to change their investment preferences with respect to (a) new Deferrals or (b) with respect to existing balances upon notice to the Plan Administrator once per calendar quarter.

The plan record keeper shall determine the value of all accounts maintained under the terms of the Plan on the close of each business day.

The plan record keeper shall provide each Participant with a statement of his or her individual bookkeeping account reflecting adjustments to such account during the period from the last statement date. Such statement shall be provided to Participants as soon as administratively feasible following the end of each calendar quarter.

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                                   7. Vesting

Each Participant's account shall be 100% vested and nonforfeitable at all times.

                8. Distributions, Timing and Method of Payments

A Participant's or beneficiary's benefit payable under the Plan shall be determined by reference to the value of each bookkeeping sub-account balance at the time of distribution. Sub-accounts are maintained for each year's deferrals. Benefit payments from the Plan shall be payable from the general assets of the Company which includes any assets held in the Trust.

Benefits shall be payable or begin within 30 days following the date elected on the original Deferral Agreement. No Participant or beneficiary shall have any right to receive payment of his or her benefit under the Plan prior to the date elected on the original Deferral Agreement Form.

A Participant's account shall be paid as a lump sum or in installments as elected in the Deferral Agreement. The form of distribution and timing of the distribution is elected at the time the Deferral Election is made. A different form of payment, as to amount and timing, may be elected with respect to each year's Deferral Election. Once a Deferral Election is made, it cannot be altered and is irrevocable for that Plan Year.

A Participant's Account shall be distributed to the Participant or his/her beneficiary in the form of cash only.

Unitrin, Inc. has unilateral discretion to pay out any amounts at any time for any reason.

                            9. Electing a Beneficiary

Any benefit which a deceased Participant is entitled to receive under the Plan shall be paid to such Participant's beneficiary. Such death benefit shall be paid in the mode elected in accordance with the Participant's original deferral election.

A Participant shall have the right to designate a beneficiary and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective only when filed with the Plan Administrator.

If no beneficiary designation is made, or if the beneficiary designation is held invalid, or if no beneficiary survives the Participant and benefits remain payable following the Participant's death, the Plan Administrator shall direct that payment of benefits be made to

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the person or persons in the first category in which there is a survivor. The categories of successor beneficiaries, in order, are as follows:

     (a) Participant's spouse;
     (b) Participant's estate.

                              10. Applicable Taxes

The Company shall have the right to (a) require any Participant or beneficiary to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such distributions or (b) deduct from all amounts paid the amount of any taxes which the Company may be required to withhold with respect to any such distributions.

                               11. Miscellaneous

Entire Agreement

This Plan Document, Deferral Agreement and Payment Election, Investment Preference Form, Beneficiary Designation Form and other administration forms required of Participants, and made known to them by the Plan Administrator, shall constitute the entire agreement or contract between Unitrin, Inc. and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant or any other person claiming through or under the Participant.

Employment Rights

Neither the establishment of this Plan nor any modification thereof, nor the creation of any Trust or account, nor the payment of any benefits, shall be construed as conferring upon a Participant the right to continue to be employed by the Company in his/her present capacity, or in any capacity, or the right to continue to serve as an Outside Director. This Plan relates to the payment of deferred compensation as provided herein, and is not intended to be an employment contract.

Benefit Transfers

Neither the Participant nor his designated or other beneficiary under this Plan shall have any right to transfer, assign, anticipate, hypothecate or otherwise encumber all or any part of the amounts payable under this Plan. No such amounts shall be subject to seizure by any creditor of any such Participant or beneficiary, by a proceeding at law or in equity, nor shall any such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant, his/her designated beneficiary or any other beneficiary hereunder. Any attempted assignment or transfer in contravention of this provision shall be void.

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Governing Law

Construction, validity and administration of this Plan shall be governed by applicable Federal law and the laws of the State of Illinois.

Amendments

Unitrin, Inc. may at any time amend this Plan without the consent of any Participant or beneficiary hereunder; provided that no amendment shall deprive a Participant or beneficiary of any of the benefits which he or she has accrued under the Plan or otherwise adversely affect the Participant's Account with respect to deferrals elected prior to the date such amendment is made.

Inurement

This Plan shall be binding upon and inure to the benefit of Unitrin, Inc. and its successors and assigns, and the Participant, his/her successors, heirs, executors, administrators and beneficiaries.

Notices

Any notice required or permitted to be given pursuant to this Plan shall be in writing, and shall be signed by the person giving the notice. If such notice is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to such person's last known address as shown on the records of the Company. The date of such mailing shall be deemed to be the date of notice, but the notice shall not be effective until actually received. The Company or the Participant may change the address to which notice is sent by giving notice of such change in the manner above.

Change in Control

Upon a Change of Control the Company shall, as soon as possible, but in no event longer than 30 days following the change of control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or beneficiary the benefits to which such Participant(s) or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the change of control occurred. For purposes of this Plan "Change of Control" shall mean the occurrence of any of the following events:

     (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Unitrin, Inc. (not including in the securities beneficially owned by such Person any securities acquired directly from Unitrin, Inc. or its Affiliates) representing

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          25% or more of the combined voting power of Unitrin, Inc.'s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause
          (i) of paragraph (c) below; or

     (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the board of directors of Unitrin, Inc. (the "Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Unitrin, Inc.) whose appointment or election by the Board or nomination for election by Unitrin, Inc.'s shareholders was approved or recommended by a vote of at least two-thirds of the directors still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

     (c) there is consummated a merger or consolidation of Unitrin, Inc. or any direct or indirect subsidiary of Unitrin, Inc. with any other corporation, other than (i) a merger or consolidation which results in the directors of Unitrin, Inc. immediately prior to such merger or consolidation continuing to constitute at least a majority of the Board of Unitrin, Inc., the surviving entity or any parent thereof or
          (ii) a merger or consolidation effected to implement a recapitalization of Unitrin, Inc. (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Unitrin, Inc. (not including in the securities Beneficially Owned by such Person any securities acquired directly from Unitrin, Inc. or its Affiliates) representing 25% or more of the combined voting power of Unitrin, Inc.'s then outstanding securities; or

     (d) the shareholders of Unitrin, Inc. approve a plan of complete liquidation or dissolution of Unitrin, Inc. or there is consummated an agreement for the sale or disposition by Unitrin, Inc. of all or substantially all of Unitrin Inc.'s assets, other than a sale or disposition by Unitrin, Inc. of all or substantially all of Unitrin Inc.'s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

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As used in this Change of Control section:

"Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) Unitrin, Inc. or any entity, more than 50% of the voting securities of which are Beneficially Owned by Unitrin, Inc., (2) a trustee or other fiduciary holding securities under an employee benefit plan of Unitrin, Inc. or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the shareholders of Unitrin, Inc. in substantially the same proportions as their ownership of stock of Unitrin, Inc., (5) any individual, entity or group whose ownership of securities of Unitrin, Inc. is reported on
Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported) or (6) Singleton Group LLC or any successor in interest to such entity.

Termination

Although Unitrin, Inc. has established this Plan with a bona fide intention and expectation to maintain the Plan indefinitely, Unitrin, Inc. reserves the right to terminate or discontinue the Plan in whole or in part at any time. Upon Plan termination, no further Deferrals shall be made. In such event, the Participant or his/her beneficiary, as the case may be, shall be entitled to receive any benefit attributable to the Deferrals accrued as of the day preceding the effective date of termination, plus hypothetical investment earnings and less hypothetical investment losses, taxes and expenses chargeable to the Participant's account up to the Benefit Distribution Date. The Plan Administrator shall make distributions of the Participant's benefit (1) in accordance with the Participant elections then in effect, or (2) at Unitrin, Inc.'s discretion in a single lump sum payment as soon as practicable after termination of the Plan.

Administrative Practices

Unitrin, Inc. may establish administrative practices as necessary for the establishment and ongoing maintenance of this Plan.

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